As filed with the Securities and Exchange Commission on February 26, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S–8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Definitive Healthcare Corp.

(Exact name of registrant as specified in its charter)

Delaware	86-3988281
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

492 Old Connecticut Path, Suite 401 Framingham, MA	01701
(Address of Principal Executive Offices)	(Zip Code)

Definitive Healthcare Corp. 2021 Equity Incentive Plan

(Full Title of Plans)

Jonathan Paris

Chief Legal Officer

492 Old Connecticut Path, Suite 401

Framingham, MA 01701

(508) 720-4224

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Richard Aftanas

Hogan Lovells US LLP

390 Madison Avenue

New York, NY 10017

(212) 918-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which Registration Statements of Definitive Healthcare Corp. (the “Registrant”) on Form S-8 relating to the same employee benefit plan are effective. Pursuant to General Instruction E of Form S-8, the Registrant is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register 5,201,047 additional shares of its Class A Common Stock, par value $0.001 per share (“Common Stock”), that were automatically added to the shares authorized for issuance under the Registrant’s 2021 Equity Incentive Plan (“2021 Plan”).

The Registrant previously registered shares of its Common Stock for issuance under the 2021 Plan under Registration Statements on Form S-8 filed with the Commission on September 14, 2021 (File No. 333-259535), February 27, 2023 (File No. 333-270059), February 29, 2024 (File No. 333-277492), and February 27, 2025 (File No. 333-285354) (collectively, the “Prior 2021 Plan Registration Statements”). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Prior 2021 Plan Registration Statements.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed with the Commission by the Registrant, pursuant to the Securities Act, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as applicable, are hereby incorporated by reference in, and shall be deemed to be a part of, this Registration Statement:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Commission on February 26, 2026, which includes audited financial statements for the Registrant’s latest fiscal year.

(b) The description of the Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed on September 15, 2021 (File No. 001-40815) under the Exchange Act, including any amendment or report filed for the purpose of updating such description, including Exhibit 4.1 of the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the Commission on March 15, 2022, including any amendment or report filed for the purpose of updating such description.

(c) All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Index

Exhibit No.	Description

4.1

Amended and Restated Certificate of Incorporation of Definitive Healthcare Corp. (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q (File No. 001-40815) filed with the SEC on November 8, 2021).

4.2

Amended and Restated Bylaws of Definitive Healthcare Corp. (incorporated by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q (File No. 001-40815) filed with the SEC on November 8, 2021).

4.3

The Definitive Healthcare Corp. 2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.12 of the Registrant’s Annual Report on Form 10-K (File No. 001-40815) filed with the SEC on March 15, 2022).

5.1*	Legal Opinion of Hogan Lovells US LLP.

23.1*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

23.2*	Consent of Hogan Lovells US LLP (included in Exhibit No. 5.1).

24.1*	Power of Attorney (included on signature page to this Registration Statement).

107*	Filing Fee Table.

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Framingham, Commonwealth of Massachusetts, on February 26, 2026.

DEFINITIVE HEALTHCARE CORP.

By:	/s/ Casey Heller
Name:	Casey Heller
Title:	Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Kevin Coop and Casey Heller, or any of them, each acting alone, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-8 (including all pre-effective and post-effective amendments and registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Kevin Coop	Chief Executive Officer (Principal Executive Officer) and Director	February 26, 2026
Kevin Coop

/s/ Casey Heller	Chief Financial Officer (Principal Financial Officer and Accounting Officer)	February 26, 2026
Casey Heller

/s/ Jason Krantz	Executive Chairman	February 26, 2026
Jason Krantz

/s/ Sastry Chilukuri	Director	February 26, 2026
Sastry Chilukuri

/s/ Chris Egan	Director	February 26, 2026
Chris Egan

/s/ Samuel A. Hamood	Director	February 26, 2026
Samuel A. Hamood

/s/ Jeff Haywood	Director	February 26, 2026
Jeff Haywood

/s/ Scott Stephenson	Director	February 26, 2026
Scott Stephenson

/s/ Kathleen A. Winters	Director	February 26, 2026
Kathleen A. Winters

/s/ Lauren Young	Director	February 26, 2026
Lauren Young